Net income per share was computed by dividing net income by the weighted average number of common and common equivalent shares outstanding.




                                                (UNAUDITED)
                                              NINE MONTHS ENDED      YEAR ENDED         YEAR ENDED
                                                 9/30/02              12/31/01           12/31/00
--------------------------------------------------------------------------------- --------------
DILUTED

EARNINGS
Net loss available to common shares               $(66,667)           $(167,909)      $(23,535)
                                                ===========         =============================

SHARES
Weighted average number of common shares        22,803,058           18,301,784     12,000,000
Assuming conversion of Alfa Canada Class A
  Preference Shares                                      0                    0              0
                                               ------------         ------------- --------------
Total common and common equivalent shares       22,803,058           18,301,784     12,000,000
                                               ===========          ============= ==============

DILUTED LOSS PER SHARE                               $0.00               $(0.01)         $0.00
                                               ===========          ============= ==============


--------------------------------------------------------------------------------- --------------
BASIC

EARNINGS
Net loss available to common shares           $   (66,667)           $(167,909)      $(23,535)
                                               ===========          ============= ==============

SHARES
Weighted average number of common shares        22,803,058           18,301,784     12,000,000
                                               ===========          ============= ==============

BASIC LOSS PER SHARE                                 $0.00               $(0.01)         $0.00
                                               ===========          ============= ==============




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